UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

(949) 380-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Compensatory Arrangements of Certain Officers.
On September 16, 2015, the Compensation Committee of the Board of Directors of Microsemi Corporation (the “Company”) approved amended and restated retention agreements with each of Steven G. Litchfield, the Company’s Executive Vice President and Chief Strategy Officer, and David Goren, the Company’s Senior Vice President, Business Affairs, Legal and Compliance (the “Retention Agreements”). The following summary is qualified in its entirety by the provisions of the applicable Retention Agreement, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by this reference.

Pursuant to each executive’s Retention Agreement, if, at any time following a change in control of the Company, the executive’s employment is terminated by the Company without cause or by the executive for good reason (as such terms are defined in the Retention Agreement), the executive would be entitled to the following benefits: (1) a lump-sum payment equal to two times the sum of (a) the executive’s annual base salary as of the date of termination, plus (b) the executive’s target annual bonus for the fiscal year in which the termination occurs; (2) a lump-sum payment equal to the expected cost to continue health and life insurance for the executive and his eligible dependents (based on the coverage provided by the Company in effect on the termination date) for two years following the termination date; (3) two times the executive’s car allowance; (4) a cash payment equal to the value of the executive’s unvested benefits under the Company’s tax-qualified retirement plans; and (5) full acceleration of the executive’s then outstanding and unvested equity-based awards, with the executive’s options to remain exercisable for one year following his termination date (subject to earlier termination on the option’s expiration date). The executive’s right to receive severance benefits under his Retention Agreement is subject to his executing and delivering a release of claims in favor of the Company.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Executive Retention Agreement for Steven G. Litchfield and David Goren

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

September 17, 2015	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Retention Agreement for Steven G. Litchfield and David Goren